                                   EXHIBIT 1

                                FORM OF WARRANT
                                ---------------

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF ABSENT REGISTRATION OF SUCH SECURITIES UNDER SAID ACT AND SAID LAWS UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

        Void after 5:00 p.m. (Eastern Standard Time), on August 29, 2011

                                    WARRANT
                    TO PURCHASE SERIES A PREFERRED STOCK OF
                           BREAKAWAY SOLUTIONS, INC.

     THIS CERTIFIES that, ICG Holdings, Inc., a Delaware corporation (herein called "Holder"), or registered assigns, is entitled to purchase from Breakaway Solutions, Inc., a corporation organized and existing under the laws of Delaware (herein called the "Company"), at any time after the date hereof and until 5:00 p.m. (Eastern Standard Time) on August 29, 2011, (the "Expiration Date") 6,667 fully paid and non-assessable shares of Series A Preferred Stock of the Company, par value $0.0001 per share (the "Preferred Stock"), at a purchase price per share of $70.00 (the "Exercise Price").

     The number of shares of Preferred Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Preferred Stock are subject to limitation and adjustment from time to time as hereinafter set forth.

Definitions
-----------

     "Act" means the Securities Act of 1933, as amended.
      ---

     "Bank" shall mean Silicon Valley Bank.
      ----

     "Capital Stock" means the Common Stock, the Preferred Stock and any other
      -------------
stock of any class, whether now or hereafter authorized, which has the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage.

     "Common Stock" means the Company's Common Stock, par value, $0.000125 per
      ------------
share.

     "Debt Guarantee" shall mean the Unconditional Guaranty, dated July 3, 2001,
      --------------
issued by SCP in favor of the Bank, pursuant to which SCP has guaranteed payment by the Company of certain obligations of the Company to the Bank.

     "Increase Amount" means 2,500 shares of Preferred Stock, as adjusted from
      ---------------
time to time pursuant to Section 6 herein.

     "Investor Rights Agreement" means the Investor Rights Agreement among the
      -------------------------
Company, SCP, and ICG Holdings, Inc., dated as of April 6, 2001.

     "SCP" shall mean SCP Private Equity Partners II, L.P., a Delaware limited
      ---
partnership.

     "Series A Agreement" means the Series A Preferred Stock Purchase Agreement
      ------------------
among the Company, SCP, and ICG Holdings, Inc., dated as of February 16, 2001.

     "Warrant Shares" means the shares of Preferred Stock deliverable upon
      --------------
exercise of this Warrant, as adjusted from time to time pursuant to Section 6 herein.

     Section 1.    Exercise of Warrant.
                   -------------------

     (a) This Warrant may be exercised in whole or in part on any business day (the "Exercise Date") and on or before the Expiration Date by presentation and surrender hereof to the Company at its principal office at the following address: 1000 River Rd., Suite 400, 4th Floor, Conshohocken, Pa 19428, or at the office of its stock transfer or warrant agent, if any, (or at such other address as the Company may hereafter notify the Holder in writing) with the Purchase Form annexed hereto duly executed and accompanied by proper payment of the Exercise Price in lawful money of the United States of America in the form of a check, subject to collection, for the number of Warrant Shares specified in the Purchase Form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant and such Purchase Form, together with proper payment of the Exercise Price, at such office, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that the certificates representing such Warrant Shares shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

     (b) Notwithstanding the provisions of paragraph (a), the Holder may, at its sole option, elect to exercise this Warrant in whole or in part by receiving Warrant Shares equal to the value (as determined below) of this Warrant, or any part hereof, upon surrender of the Warrant at the principal office of the Company together with a duly executed Notice of Net Election in the form annexed hereto, in which event the Company shall issue to the Holder a number of Warrant Shares calculated on the basis of the following formula:

                   X =  Y(A-B)
                           A

          Where:   X =  the number of Warrant Shares to be issued to the Holder

                   Y = the number of Warrant Shares to be exercised under this Warrant

                   A = the current fair market value of one share of Preferred Stock, which shall be deemed to equal the current fair market value of one share of the Common Stock calculated (determined in the manner set forth in this

                 Section) as of the last business day immediately preceding the exercise of this Warrant; provided, however, that if each share of Preferred Stock is then convertible into more than or less than one share of the Common Stock, then the current fair market value of each share of Preferred Stock shall be deemed to equal the current fair market value of one share of the Common Stock multiplied by the number of shares of the Common Stock into which each share of Preferred Stock is then convertible.

                 B =   the Exercise Price

     The current fair market value of a share of Common Stock for purposes of this Section shall be determined as follows:

                 (i) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on The NASDAQ National Market, the current market value shall be the last reported sale price of the Common Stock on such exchange or Market on the last business day prior to the date of exercise or conversion of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or Market; or

                 (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by Pink Sheets LLC, on the last business day prior to the date of exercise or conversion; or

                 (iii) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value per share shall be an amount determined in such reasonable manner as may be prescribed in good faith by the Board of Directors of the Company.

     Section 2.  Reservation of Shares. The Company shall reserve at all times
                 ---------------------
for issuance and delivery upon exercise or conversion of this Warrant all shares of its Preferred Stock or other shares of Capital Stock of the Company from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon the exercise or conversion of this Warrant in accordance with the terms hereof, including payment of the applicable Exercise Price in full, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions ("Liens") on sale (other than (i) restrictions pursuant to applicable federal and state securities laws, and (ii) any Liens created by any action or inaction of the Holder of the Warrant Shares) and free and clear of all preemptive rights.

     Section 3.    Fractional Interest.  The Company will not issue a fractional
                   -------------------
share of Preferred Stock or scrip upon any exercise or conversion of this Warrant. Instead, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current fair market value of such fractional share as may be prescribed by the Board of Directors of the Company.

     Section 4.    Exchange, Transfer, Assignment or Loss of Warrant.
                   -------------------------------------------------

     (a)  Except as otherwise provided in Section 8, the Holder of this Warrant
                                          ---------
shall be entitled, at its option, without expense and without obtaining the consent of the Company, to assign its interest in this Warrant, or any of the Warrant Shares, in whole or in part, upon presentation and surrender hereof to the Company or its stock transfer agent, if any; provided, however, that the
                                                 --------  -------
transferee, prior to any such transfer, agrees in writing, in form and substance satisfactory to the Company, to be bound by the terms of this Warrant and provides the Company with an opinion of counsel in such form reasonably acceptable to the Company, that such transfer would not be in violation of the Act or any applicable state securities or blue sky laws.

     (b)  Subject to the provisions of Section 8, upon surrender of this Warrant
                                       ---------
to the Company or at the office of its stock transfer agent or warrant agent, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be canceled.

     (c) This Warrant may be divided by or combined with other Warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer or warrant agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any warrants into which this Warrant may be divided or exchanged.

     (d) This Warrant is exchangeable, upon the surrender thereof by the Holder at the principal office of the Company, for new Warrants of like tenor registered in the Holder's name and representing in the aggregate the right to purchase the number of shares purchasable under the Warrant being exchanged, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by the Holder at the time of such surrender.

     Section 5.    Rights of the Holder. The Holder shall not, by virtue hereof,
                   --------------------
be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those set forth in this Warrant.

     Section 6.    Adjustment of Exercise Price and Number of Shares. The number
                   -------------------------------------------------
and kind of securities purchasable upon the exercise of this Warrant (including any Increase Amount) and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

     (a)  Debt Guarantee. If the Debt Guarantee shall remain outstanding on
          --------------
January 2, 2003, the number of shares of Preferred Stock issuable upon exercises or conversion of this Warrant shall be increased by the Increase Amount. In addition, for each consecutive six-month period following January 2, 2003, that the Debt Guarantee shall remain outstanding, the number of shares of Preferred Stock issuable upon exercise or conversion of this Warrant shall be increased by the Increase Amount, provided that the aggregate number of shares of Preferred Stock issuable upon exercise or conversion of this Warrant shall total no more than 40,000 Preferred Shares, unless otherwise adjusted as provided in this
Section 6.

     (b)  Reclassification, Consolidation or Merger. In case of any
          -----------------------------------------
reclassification or change of outstanding securities issuable upon exercise or conversion of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of outstanding securities issuable upon the exercise of this Warrant), the Company, or such successor or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefor, execute a new warrant providing that the Holder of the Warrant shall have the right to exercise such new warrant (upon terms not less favorable to the Holder than those then applicable to this Warrant) and to receive upon such exercise, in lieu of each share of Preferred Stock theretofore issuable upon exercise or conversion of this Warrant, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation or merger by the Holder of one share of Preferred Stock issuable upon exercise or conversion of this Warrant had the Warrants been exercised or converted immediately prior to such reclassification, change, consolidation, or merger. Such new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The provisions of this subsection 6(b) shall
                     ---------                         ---------------
similarly apply to successive reclassifications, changes, consolidations, or mergers.

     (c)  Subdivision or Combination of Shares. If the Company at any time while
          ------------------------------------
this Warrant remains outstanding and unexpired , shall subdivide or combine its Preferred Stock, the Exercise Price shall be proportionately reduced, in case of subdivision of shares, as of the effective date of such subdivision, or, if the Company shall take a record of holders of its Preferred Stock for the purpose of so subdividing, as of such record date, whichever is earlier, or shall be proportionately increased, in the case of combination of shares, as of the effective date of such combination, or, if the Company shall take a record of holders of its Preferred Stock for the purpose of so combining, as of such record date, whichever is earlier.

     (d)  Certain Dividends and Distributions. If the Company at any time while
          -----------------------------------
this Warrant is outstanding and unexpired shall:

               (i)  Stock Dividends. Pay a dividend in shares of, or make
                    ---------------
     another distribution of shares of, its Preferred Stock, then the Exercise Price shall be adjusted, as of the date the Company shall take a record of the holders of its Preferred Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying that Exercise Price in effect immediately prior to such payment or other distribution by a fraction (a) the numerator of which shall be the total number of shares of Preferred Stock (with respect to any convertible securities, on an as-converted basis) outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Preferred Stock outstanding immediately after such dividend or distribution; or

               (ii) Liquidating Dividends, Etc. Make a distribution of its
                    ---------------------------
     assets to the holders of its Preferred Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law, the Holder shall, upon its exercise, be entitled to receive, in addition to the number of shares of Preferred Stock receivable thereupon, and without payment of any additional consideration therefor, a sum equal to the amount of such assets as would have been payable to it as owner of that number of shares of Preferred Stock receivable by exercise or conversion of the Warrant had it been the Holder of record of such Preferred Stock on the record date for such distribution, or if no such record is taken, as of the date of such distribution, and an appropriate provision therefor shall be made a part of any such distribution.

     (e)  Adjustment of Number of Shares. Upon each adjustment in the Exercise
          ------------------------------
Price pursuant to any provisions of this Section 6, the number of shares of
                                         ---------
Preferred Stock purchasable hereunder shall be adjusted, to the nearest one hundredth of a whole share, to the product obtained by multiplying such number of shares purchasable immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

     (f)  Other Action Affecting Capital Stock. In case after the date hereof
          ------------------------------------
the Company shall take any action affecting the Capital Stock, other than an action described in any of the foregoing subsections (6)(b) to (6)(d) hereof,
                                         ------------------    ------
inclusive, which in the opinion of the Company's Board of Directors would have a materially adverse effect upon the rights of the Holder to purchase the Warrant Shares, the Exercise Price shall be adjusted in such manner and at such time as the Board of Directors may in good faith determine to be equitable in the circumstances.

     (g)  Notice of Certain Actions.  In the event that:
          -------------------------

                 (i) the Company shall authorize the issuance to all holders of its Common Stock or Preferred Stock of rights, warrants, options or convertible securities to subscribe for or purchase shares of its Common Stock, Preferred Stock or of any other subscription rights, warrants, options or convertible securities; or

                 (ii) the Company shall authorize the distribution to all holders of its Common Stock or Preferred Stock of evidences of its indebtedness or assets (other than dividends paid in or distributions of the Company's Capital Stock for which the Exercise Price shall have been adjusted pursuant to subsection (6)(d) or cash dividends or cash
                          -----------------
     distributions payable out of consolidated current or retained earnings as shown on the books of the Company and paid in the ordinary course of business); or

                 (iii) the Company shall authorize any capital reorganization or reclassification of the Common Stock or Preferred Stock (other than a subdivision or combination of the outstanding Common Stock or Preferred Stock and other than a change in par value of the Common Stock or Preferred Stock) or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of the Common Stock or Preferred Stock outstanding), or of the conveyance or transfer of the properties and assets of the Company as an entirety or substantially as an entirety; or

                 (iv) the Company is the subject of a voluntary or involuntary dissolution, liquidation or winding-up procedure; or

                 (v) the Company proposes to take any action (other than actions of the character described in subsections (6)(b), (6)(c), or (6)(d)
                                           ------------------  ------     ------
     that would require an adjustment of the Exercise Price pursuant to this
     Section 6; then the Company shall cause to be mailed by first-class mail to
     ---------
     the Holder, at least ten (10) days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date as of which the holders of Common Stock or Preferred Stock of record to be entitled to receive any such rights, warrants or distributions are to be determined, or (y) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock or Preferred Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up.

     Section 7.  Officers' Certificate.  Whenever the Exercise Price shall be
                 ---------------------
adjusted as required by the provisions of Section 6, the Company shall forthwith
                                          ---------
file in the custody of its secretary or an assistant secretary at its principal office an officers' certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers' certificate shall be signed by the chairman, president or chief financial officer of the Company and by the secretary or any assistant secretary of the Company. A copy of each such officers' certificate shall be promptly mailed, by certified mail, to the Holder and the original shall be made available at all reasonable times for inspection by any other holder of a Warrant executed and delivered pursuant to Section 4 hereof.
                                           ---------

     Section 8.  Transfer to Comply with the Securities Act of 1933;
                 --------------------------------------------------
Registration Rights; Co-Sale Agreement. No sale, transfer, assignment,
--------------------------------------
hypothecation or other disposition of this Warrant or of the Warrant Shares shall be made if such transfer, assignment or other disposition would result in a violation of the Act, or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the shares of Preferred Stock so purchased are being acquired solely for the Holder's own account, and not as a nominee thereof, for investment, and not with a view toward distribution or resale, except as permitted by the Act, and shall provide such other information to the Company as the Company may reasonably request. Any Warrant and any Warrants issued upon exercise of, substitution for, or upon assignment or transfer of this Warrant, as the case may be, and all shares of Preferred Stock issued upon exercise hereof or conversion thereof shall bear legends (in addition to any legend required by state securities laws) in substantially the form set forth on the first page of this Warrant, unless and until such securities have been transferred pursuant to an effective registration statement under the Act or may be freely sold to the public pursuant to Rule 144 (or any successor rule thereto) or otherwise.

     Section 9.  Registration Rights.  The Holder and any transferee of the
                 -------------------
Warrant or the Warrant Shares issuable hereunder shall have the right to require the Company to register the Common Stock issuable upon conversion of the Warrant Shares with the Securities and Exchange Commission for resale as provided in the Investor Rights Agreement.

     Section 10. Modification and Waiver.  Neither this Warrant nor any term
                 -----------------------
hereof may be changed, waived, discharged or terminated other than by an instrument in writing signed by the Company and by the holder hereof.

     Section 11. Notices.  Any notice, request or other document required or
                 -------
permitted to be given or delivered to the Holder or the Company shall be delivered or shall be sent by certified mail or documented overnight delivery service, postage prepaid, or by telecopy, receipt acknowledged, to the Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in Section 1 of this Warrant.
                              ---------

     Section 12. Descriptive Headings and Governing Law. The descriptive
                 --------------------------------------
headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Pennsylvania.

     Section 13. No Impairment.  The Company will not knowingly avoid or seek to
                 -------------
avoid the observance or performance of any of the terms to be observed or performed hereunder by it, but will at all times in good faith assist in the carrying out of all of the provisions of this Warrant.

     IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of August __, 2001

                                        BREAKAWAY SOLUTIONS, INC.

                                        By:_________________________

                                        Name:_______________________

                                        Title:______________________

                                 PURCHASE FORM
                                 -------------


                                             Dated _______________________


     The undersigned hereby irrevocably elects to exercise the within Warrant to purchase _____________ shares of Preferred Stock and hereby makes payment of $____________________ in payment of the exercise price thereof..



                                        _______________________________
                                        [PRINT OR TYPE NAME OF ENTITY]

                                        By:____________________________

                                        Name:__________________________

                                        Title:_________________________

                                ASSIGNMENT FORM
                                ---------------


                                              Dated ________________________


     FOR VALUE RECEIVED, ___________________________________ hereby sells, assigns and

                    (please type or print in block letters)

transfers unto _____________________________________________________ (the
"Assignee"), of
                    (please type or print in block letters)

________________________________________________________________________________
(Address)

its right to purchase up to _________ shares of Preferred Stock represented by this Warrant and does hereby irrevocably constitute and appoint
_______________________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.



                                        _______________________________
                                        [PRINT OR TYPE NAME OF ENTITY]

                                        By:____________________________

                                        Name:__________________________

                                        Title:_________________________

                            NET ISSUE ELECTION FORM
                            -----------------------


                                       Dated _______________________


     The undersigned hereby irrevocably elects to exercise the within Warrant with respect to ______________ shares of Preferred Stock pursuant to the net issuance provisions set forth in Section 1(b) of this Warrant.



                                        _______________________________
                                        [PRINT OR TYPE NAME OF ENTITY]

                                        By:____________________________

                                        Name:__________________________

                                        Title:_________________________